Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of First Eagle Funds of our report dated December 26, 2025 relating to the financial statements and financial highlights of the Funds indicated in Appendix A, which appears in First Eagle Funds’ Annual Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York February 27, 2026

Appendix A

First Eagle Global Fund* First Eagle Overseas Fund*

First Eagle U.S. Fund*

First Eagle Gold Fund*

First Eagle Global Income Builder Fund First Eagle Rising Dividend Fund

First Eagle Small Cap Opportunity Fund First Eagle U.S. Smid Cap Opportunity Fund First Eagle Global Real Assets Fund*

First Eagle High Yield Municipal Fund

First Eagle Short Duration High Yield Municipal Fund

*Consolidated financial statements

2